Exhibit 99.1

Avnet Reports Third Quarter Fiscal 2020 Financial Results

Third quarter sales of $4.3 billion

Operating cash flow of $98 million; improved debt profile with debt reduction of $92 million

PHOENIX – April 27, 2020 – Avnet, Inc. (Nasdaq: AVT) today announced results for its third fiscal quarter ended March 28, 2020.

Third Quarter Key Financial Highlights:

•	Sales of $4.3 billion compared with $4.7 billion a year ago.
•	GAAP diluted loss per share from continuing operations of $1.29, compared with EPS of $0.87 a year ago.
o	Non-GAAP adjusted diluted EPS of $0.38 compared with $1.09 a year ago.
o	Foreign exchange rates negatively impacted adjusted diluted EPS by $0.03, compared to prior year.
o	Incurred $160 million of goodwill and other impairment expenses due to the impacts of the COVID-19 outbreak and the corresponding decline in Avnet’s share price.
•	GAAP operating loss totaled $115.8 million, compared with GAAP operating income of $153.1 million a year ago.
o	Adjusted operating income declined 60.5% year over year to $70.4 million.
•	GAAP operating loss margin was 2.7%, compared with GAAP operating income margin of 3.3% a year ago.
o	Adjusted operating income margin was 1.6%, compared with 3.8% a year ago.
•	Cash flow from operations of $98 million, and totaled $777 million over the trailing four quarter period.
•	Improved debt profile with revolving debt reduction of $92 million, with net debt of $1.19 billion at the end of the quarter.

CEO Commentary

“Our third quarter results validated the resilience of our business model,” said Avnet CEO Bill Amelio. “We generated strong cash flow and revenues while adjusting our priorities to respond swiftly and effectively to the COVID-19 pandemic and ensure business continuity for all our stakeholders. Our first priority is the safety of our employees globally, and we quickly enacted protective and preventative measures to promote the health and safety of our employees while continuing to support the needs of our customers, suppliers, and business partners.”

Key Financial Metrics

($ in millions, except per share data)

Third Quarter Results (GAAP)
	Mar – 20	Mar – 19	Change Y/Y		Dec – 19	Change Q/Q
Sales	$4,309.8	$4,698.8	(8.3)%		$4,534.8	(5.0)%
Operating (Loss) Income	(115.8)	153.1	(175.6)%		46.5	(349.1)%
Operating (Loss) Income Margin	(2.7)%	3.3%	(595)	bps	1.0%	(371)	bps
Diluted (Loss) Earnings Per Share	$(1.29)	$0.87	(248.3)%		$0.05	(2,680.0)%
Third Quarter Results (Non-GAAP)(1)
	Mar – 20	Mar – 19	Change Y/Y		Dec – 19	Change Q/Q
Sales	$4,309.8	$4,698.8	(8.3)%		$4,534.8	(5.0)%
Adjusted Operating Income	70.4	178.1	(60.5)%		82.2	(14.4)%
Adjusted Operating Income Margin	1.6%	3.8%	(216)	bps	1.8%	(18)	bps
Adjusted Diluted Earnings Per Share	$0.38	$1.09	(65.1)%		$0.40	(5.0)%
Segment and Geographical Mix
	Mar – 20	Mar – 19	Change Y/Y		Dec – 19	Change Q/Q
Electronic Components (EC) Sales	$3,974.7	$4,331.3	(8.2)%		$4,203.6	(5.5)%
EC Operating Income Margin	2.1%	3.5%	(141)	bps	2.2%	(9)	bps
Farnell Sales	$335.1	$367.5	(8.8)%		$331.2	1.2%
Farnell Operating Income Margin	7.0%	12.4%	(545)	bps	6.0%	94	bps
Americas Sales	$1,203.6	$1,297.2	(7.2)%		$1,186.6	1.4%
EMEA Sales	1,512.5	1,740.9	(13.1)%		1,425.8	6.1%
Asia Sales	1,593.7	1,660.7	(4.0)%		1,922.4	(17.1)%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

CFO Commentary

“Despite headwinds including the outbreak of COVID-19, we generated cash flow from operations totaling $98 million in the third quarter and delivered quarterly sales of $4.3 billion,” said Avnet CFO Tom Liguori. “These results showed the strength of our counter-cyclical balance sheet and our ability to adapt quickly to current conditions. We reprioritized our capital allocation plan to conserve cash and manage our debt, including $92 million in debt reduction with net debt of $1.19 billion at the end of the quarter. We are resolutely focused on managing our working capital and generating cash during this period.”

Additional Third Quarter Fiscal 2020 Updates

•	Returned $58 million to shareholders with $37 million in share repurchases and $21 million in dividends paid during the quarter.
•	Announced that Avnet will redeem $300 million of its outstanding 5.875% notes at the end of April 2020.
•	Continued strong demand in aerospace and defense end markets, while auto and industrial end markets experienced weakness.
•	Expanded North America business with Micron franchise; Micron is the 4th largest Semiconductor Company in the world.
•

Announced exclusive global distribution deal with Sequans Communications for modem component Monarch Go, enabling new IoT devices to launch on Verizon with no additional testing required, significantly reducing time to market.

•	Won ON Semiconductor’s 2019 Distributor of the Year award globally, as well as in the Americas and for Silica.

COVID-19: Business Updates

During the third quarter, Avnet accelerated customers’ abilities to provide life-saving medical solutions by utilizing the Company’s end-to-end ecosystem in the fight against COVID-19. Employees in our Electronic Components business, Avnet Integrated, and Farnell all worked closely with our customers and partners to source, assemble, integrate and service medical devices and peripherals that enabled them to focus resources where they were needed most.

In addition, in the fourth quarter Avnet continues to respond to the COVID-19 outbreak in the following ways:

•

Avnet and Hackster.io are joining forces with the United Nations Development Programme (UNDP) and twelve leading technology companies to launch the COVID-19 Detect and Protect Challenge. The goal is to design low-cost and easily deployable technology that helps detect and prevent COVID-19 outbreaks in developing countries.

•	Enabling a major vacuum company to start producing ventilators by delivering prototyping and testing materials for the printed circuit boards designed into its new ventilator.
•

Joining with one of the biggest EMS in Italy and other companies that are producing the first 1,000 pieces of a new open-source pulmonary mechanical ventilator leveraging Raspberry Pi and Multicomp products.

•	Enabling a leading manufacturer to help meet the UK’s National Health Service’s 10x increase in demand for paraPAC ventilators by assisting with components needed for the prototype.
•	Directly supporting COVID-19 relief efforts by donating everything from personal protective equipment for medical professionals to 3D printers, to local, direct contributions in hard-hit communities.

Update on Guidance

Avnet is continuing to serve the needs of its suppliers, customers, and business partners and remains confident in its liquidity position. However, the Company is unable to predict the extent to which the global COVID-19 pandemic may impact its business operations, financial performance, and the results of operations for the next quarter. Therefore, Avnet will not be issuing guidance for the fourth quarter of fiscal 2020 ending on June 27, 2020.

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. AZ / PDT and 4:30 p.m. EDT to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: www.ir.avnet.com, or from the following link Avnet Earnings Call Webcast and Slides.

Due to increased call volumes globally, the wait times when dialing in by phone may be longer than usual. Therefore, Avnet suggests using the webcast link above instead of the conference call line to avoid any delays. Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 30 days, through May 27 at 5:00 p.m. EDT, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13700077. The webcast will be available for 90 days.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the scope and duration of the COVID-19 outbreak and its impact on global economic systems, financial markets and Avnet’s operations, employees, customers and supply chain; Avnet’s ability to retain and grow market share and to generate additional cash flow; risks associated with any acquisition activities and the successful integration of acquired companies; implementing and maintaining IT systems; supplier losses and changes to supplier programs; an industry down-cycle in electronic components including semiconductors; declines in sales; changes in business conditions and the economy in general; disruptions to the business resulting from pandemics, epidemics or other health related crisis (such as COVID-19 outbreak); changes in market demand and pricing pressures; any material changes in the allocation of product or price discounts by suppliers; and other competitive and/or regulatory factors affecting the businesses of Avnet generally.More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet

Avnet is a global technology solutions provider with an extensive ecosystem delivering design, product, marketing and supply chain expertise for customers at every stage of the product lifecycle. We transform ideas into intelligent solutions, reducing the time, cost and complexities of bringing products to market. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Kensey Biggs, 480-643-7053

kcb@abmac.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

jeanne.forbis@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Third Quarters Ended		Nine Months Ended
	March 28,	March 30,	March 28,	March 30,
	2020	2019	2020	2019
	(Thousands, except per share data)
Sales	$4,309,818	$4,698,824	$13,474,632	$14,837,683
Cost of sales	3,790,885	4,074,629	11,886,247	12,946,706
Gross profit	518,933	624,195	1,588,385	1,890,977
Selling, general and administrative expenses	469,646	468,171	1,391,024	1,415,040
Goodwill and intangible asset impairment expense	145,836	—	145,836	—
Restructuring, integration and other expenses	19,211	2,939	58,073	79,986
Operating (loss) income	(115,760)	153,085	(6,548)	395,951
Other (expense) income, net	(12,608)	8,731	(8,162)	9,424
Interest and other financing expenses, net	(29,718)	(36,253)	(97,254)	(100,064)
Income (loss) from continuing operations before taxes	(158,086)	125,563	(111,964)	305,311
Income tax (benefit) expense	(29,425)	30,628	(30,270)	90,072
Income (loss) from continuing operations, net of tax	(128,661)	94,935	(81,694)	215,239
Loss from discontinued operations, net of tax	—	(6,887)	(1,548)	(7,066)
Net (loss) income	$(128,661)	$88,048	$(83,242)	$208,173

Earnings (loss) per share - basic:
Continuing operations	$(1.29)	$0.87	$(0.81)	$1.93
Discontinued operations	—	(0.06)	(0.01)	(0.06)
Net (loss) income per share basic	$(1.29)	$0.81	$(0.82)	$1.87

Earnings (loss) per share - diluted:
Continuing operations	$(1.29)	$0.87	$(0.81)	$1.91
Discontinued operations	—	(0.06)	(0.01)	(0.06)
Net (loss) income per share diluted	$(1.29)	$0.81	$(0.82)	$1.85

Shares used to compute earnings per share:
Basic	99,479	108,074	101,013	111,222
Diluted	99,479	108,822	101,013	112,252
Cash dividends paid per common share	$0.21	$0.20	$0.63	$0.60

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 28,	June 29,
	2020	2019
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$402,655	$546,105
Receivables, net	2,987,791	3,168,369
Inventories	2,745,219	3,008,424
Prepaid and other current assets	180,956	153,438
Total current assets	6,316,621	6,876,336
Property, plant and equipment, net	413,371	452,171
Goodwill	760,939	876,728
Intangible assets, net	77,306	143,520
Operating lease assets	271,243	—
Other assets	250,248	215,801
Total assets	$8,089,728	$8,564,556

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$399,965	$300,538
Accounts payable	1,733,673	1,864,342
Accrued expenses and other	418,654	413,696
Short-term operating lease liabilities	55,496	—
Total current liabilities	2,607,788	2,578,576
Long-term debt	1,194,240	1,419,922
Long-term operating lease liabilities	247,539	—
Other liabilities	362,883	425,585
Total liabilities	4,412,450	4,424,083
Shareholders’ equity	3,677,278	4,140,473
Total liabilities and shareholders’ equity	$8,089,728	$8,564,556

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	March 28, 2020	March 30, 2019
	(Thousands)
Cash flows from operating activities:
Net (loss) income	$(83,242)	$208,173
Less: Loss from discontinued operations, net of tax	(1,548)	(7,066)
Income (loss) from continuing operations	(81,694)	215,239

Non-cash and other reconciling items:
Depreciation	75,535	72,692
Amortization	62,240	63,123
Amortization of operating lease assets	46,560	—
Deferred income taxes	(42,529)	45,286
Stock-based compensation	20,757	24,204
Goodwill and intangible asset impairment	145,836	—
Other, net	35,000	42,786
Changes in (net of effects from businesses acquired and divested):
Receivables	150,095	436,382
Inventories	227,996	(125,410)
Accounts payable	(112,923)	(399,526)
Accrued expenses and other, net	(84,263)	(118,347)
Net cash flows provided by operating activities - continuing operations	442,610	256,429
Net cash flows used for operating activities - discontinued operations	—	(56,284)
Net cash flows provided by operating activities	442,610	200,145

Cash flows from financing activities:
Borrowings (repayments) under accounts receivable securitization, net	(127,400)	342,000
Repayments under bank credit facilities and other debt, net	(1,639)	(11,386)
Borrowings (repayments) under senior unsecured credit facility, net	(1,194)	85,005
Repurchases of common stock	(235,830)	(447,901)
Dividends paid on common stock	(63,235)	(66,188)
Other, net	(15,132)	10,042
Net cash flows used for financing activities - continuing operations	(444,430)	(88,428)
Net cash flows used for financing activities	(444,430)	(88,428)

Cash flows from investing activities:
Purchases of property, plant and equipment	(61,156)	(101,383)
Acquisitions of businesses, net of cash acquired	(51,509)	(66,458)
Other, net	(12,547)	42,069
Net cash flows used for investing activities - continuing operations	(125,212)	(125,772)
Net cash flows provided by investing activities - discontinued operations	—	123,473
Net cash flows used for investing activities	(125,212)	(2,299)
Effect of currency exchange rate changes on cash and cash equivalents	(16,418)	(5,291)
Cash and cash equivalents:
— (decrease) increase	(143,450)	104,127
— at beginning of period	546,105	621,125
— at end of period	$402,655	$725,252

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income tax expense, (v) adjusted income from continuing operations, (vi) adjusted diluted earnings per share from continuing operations, and (vii) sales adjusted for the impact of significant acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, goodwill and intangible asset impairment expense and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, goodwill and intangible asset impairment expense and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense, income from continuing operations and diluted earnings per share from continuing operations adjusted for the impact of the items described above and certain items impacting other income (expense) and income tax expense are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense and the effective income tax rate include the effect of changes in tax laws including recent tax law changes in the U.S., changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate.  Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP. All amounts below relate to Avnet’s continuing operations.

	Fiscal	Quarters Ended
	Year to Date	March 28,	December 29,	September 29,
	2020*	2020*	2019*	2019*
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$1,391,024	$469,646	$464,873	$456,503
Amortization of intangible assets and other - continuing operations	(62,603)	(21,071)	(21,454)	(20,078)
Adjusted operating expenses - continuing operations	1,328,420	448,576	443,419	436,426

GAAP operating (loss) income - continuing operations	$(6,548)	$(115,760)	$46,475	$62,738
Restructuring, integration and other expenses - continuing operations	58,073	19,211	14,265	24,598
Goodwill and intangible asset impairment expense - continuing operations	145,836	145,836	-	-
Amortization of intangible assets and other - continuing operations	62,603	21,071	21,454	20,078
Adjusted operating income - continuing operations	259,965	70,358	82,194	107,414

GAAP (loss) income before income taxes- continuing operations	$(111,964)	$(158,086)	$12,086	$34,038
Restructuring, integration and other expenses - continuing operations	58,073	19,211	14,265	24,598
Goodwill and intangible asset impairment expense - continuing operations	145,836	145,836	-	-
Amortization of intangible assets and other - continuing operations	62,603	21,071	21,454	20,078
Other expenses - continuing operations	19,528	15,526	4,002	-
Adjusted income before income taxes - continuing operations	174,078	43,558	51,807	78,713

GAAP income tax expense (benefit) - continuing operations	$(30,270)	$(29,425)	$6,870	$(7,714)
Restructuring, integration and other expenses - continuing operations	13,989	4,372	3,377	6,240
Goodwill and intangible asset impairment expense - continuing operations	6,226	6,226	-	-
Amortization of intangible assets and other - continuing operations	12,506	4,307	3,964	4,235
Other expenses - continuing operations	5,732	4,992	740	-
Income tax benefit (expense) items, net - continuing operations	24,659	15,119	(4,071)	13,611
Adjusted income tax expense - continuing operations	32,843	5,591	10,880	16,372

GAAP (loss) income - continuing operations	$(81,694)	$(128,661)	$5,216	$41,752
Restructuring, integration and other expenses (net of tax) - continuing operations	44,084	14,839	10,888	18,358
Goodwill and intangible asset impairment expense (net of tax) - continuing operations	139,610	139,610	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	50,097	16,764	17,490	15,843
Other expenses (net of tax) - continuing operations	13,796	10,534	3,262	-
Income tax (benefit) expense items, net - continuing operations	(24,659)	(15,119)	4,071	(13,611)
Adjusted income - continuing operations	141,235	37,967	40,927	62,341

GAAP diluted (loss) earnings per share - continuing operations	$(0.81)	$(1.29)	$0.05	$0.40
Restructuring, integration and other expenses (net of tax) - continuing operations	0.44	0.15	0.11	0.18
Goodwill and intangible asset impairment expense (net of tax) - continuing operations	1.38	1.39	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	0.50	0.17	0.17	0.15
Other expenses (net of tax) - continuing operations	0.14	0.11	0.03	-
Income tax (benefit) expense items, net - continuing operations	(0.25)	(0.15)	0.04	(0.13)
Adjusted diluted EPS - continuing operations	1.40	0.38	0.40	0.60

* May not foot/ cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

	Fiscal	Quarters Ended
	Year to Date	June 29,	March 30,	December 29,	September 29,
	2019*	2019*	2019*	2018*	2018
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$1,874,651	$459,611	$468,171	$471,723	$475,146
Amortization of intangible assets and other - continuing operations	(84,257)	(20,737)	(22,080)	(20,513)	(20,927)
Adjusted operating expenses - continuing operations	1,790,393	438,872	446,092	451,210	454,219

GAAP operating income (loss) - continuing operations	$365,911	$(30,040)	$153,085	$96,050	$146,816
Restructuring, integration and other expenses - continuing operations	108,144	28,158	2,939	62,260	14,788
Goodwill and intangible asset impairment expense - continuing operations	137,396	137,396	-	-	-
Amortization of intangible assets and other - continuing operations	84,257	20,737	22,080	20,513	20,927
Adjusted operating income - continuing operations	695,708	156,252	178,103	178,823	182,531

GAAP income (loss) before income taxes- continuing operations	$242,268	$(63,043)	$125,563	$64,916	$114,831
Restructuring, integration and other expenses - continuing operations	108,144	28,158	2,939	62,260	14,788
Goodwill and intangible asset impairment expense - continuing operations	137,396	137,396	-	-	-
Amortization of intangible assets and other - continuing operations	84,257	20,737	22,080	20,513	20,927
Other expenses - continuing operations	509	509	-	-	-
Adjusted income before income taxes - continuing operations	572,574	123,758	150,581	147,689	150,546

GAAP income tax expense (benefit) - continuing operations	$62,157	$(27,915)	$30,628	$28,141	$31,302
Restructuring, integration and other expenses - continuing operations	26,746	7,455	306	15,665	3,320
Goodwill and intangible asset impairment expense - continuing operations	18,566	18,566	-	-	-
Amortization of intangible assets and other - continuing operations	17,986	4,382	4,747	4,379	4,478
Other expenses - continuing operations	57	57	-	-	-
Income tax (expense) benefit items, net - continuing operations	(8,143)	20,896	(4,059)	(16,742)	(8,238)
Adjusted income tax expense - continuing operations	117,369	23,441	31,622	31,443	30,862

GAAP income (loss) - continuing operations	$180,111	$(35,128)	$94,935	$36,775	$83,529
Restructuring, integration and other expenses (net of tax) - continuing operations	81,398	20,703	2,633	46,595	11,468
Goodwill and intangible asset impairment expense (net of tax) - continuing operations	118,830	118,830	-	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	66,271	16,355	17,333	16,134	16,449
Other expenses (net of tax) - continuing operations	452	452	-	-	-
Income tax expense (benefit) items, net - continuing operations	8,143	(20,896)	4,059	16,742	8,238
Adjusted income - continuing operations	455,205	100,316	118,960	116,246	119,684

GAAP diluted earnings (loss) per share - continuing operations	$1.63	$(0.33)	$0.87	$0.33	$0.72
Restructuring, integration and other expenses (net of tax) - continuing operations	0.74	0.20	0.02	0.42	0.10
Goodwill and intangible asset impairment expense (net of tax) - continuing operations	1.07	1.13	-	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	0.60	0.15	0.16	0.14	0.14
Other expenses (net of tax) - continuing operations	-	-	-	-	-
Income tax expense (benefit) items, net - continuing operations	0.07	(0.20)	0.04	0.15	0.07
Adjusted diluted EPS - continuing operations	4.11	0.95	1.09	1.04	1.03

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following table presents reported and organic sales growth rates for the third quarter of fiscal 2020 compared to fiscal 2019.

	Third Quarters Ended
				As Reported
	Sales	Sales	As Reported	and Organic
	as Reported	as Reported	and	Year-Year %
	and Organic	and Organic	Organic	Change in
	Fiscal	Fiscal	Year-Year	Constant
	2020	2019	% Change	Currency
	(Dollars in millions)
Avnet	$4,309.8	$4,698.8	(8.3)%	(7.3)%
Avnet by region
Americas	$1,203.6	$1,297.2	(7.2)%	(7.2)%
EMEA	1,512.5	1,740.9	(13.1)	(10.4)
Asia	1,593.7	1,660.7	(4.0)	(4.2)
Avnet by operating group
EC	$3,974.7	$4,331.3	(8.2)%	(7.3)%
Farnell	335.1	367.5	(8.8)	(7.6)

Historical Segment Financial Information

		Fiscal Year 2020
		Quarters Ended
		Third Quarter	Second Quarter	First Quarter
	Fiscal Year	March 28,	December 28,	September 28,
	2020*	2020*	2019	2019
	(in millions)
Sales:
Electronic Components	$12,472.5	$3,974.7	$4,203.6	$4,294.2
Farnell	1,002.1	335.1	331.2	335.8
Avnet sales	$13,474.6	$4,309.8	$4,534.8	$4,630.0

Operating income (loss):
Electronic Components	$290.3	$84.8	$93.1	$112.3
Farnell	65.1	23.4	20.0	21.8
	355.4	108.2	113.1	134.1
Corporate expenses	(95.4)	(37.8)	(30.9)	(26.7)
Restructuring, integration and other expenses	(58.1)	(19.2)	(14.3)	(24.6)
Goodwill and intangible asset impairment expense	(145.8)	(145.8)	-	-
Amortization of acquired intangible assets and other	(62.6)	(21.1)	(21.4)	(20.1)
Avnet operating income (loss)	$(6.5)	$(115.8)	$46.5	$62.7

Sales by geographic area:
Americas	$3,605.9	$1,203.6	$1,186.6	$1,215.8
EMEA	4,409.3	1,512.5	1,425.8	1,470.9
Asia	5,459.4	1,593.7	1,922.4	1,943.3
Avnet sales	$13,474.6	$4,309.8	$4,534.8	$4,630.0

		Fiscal Year 2019
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 29,	March 30,	December 29,	September 29,
	2019*	2019	2019	2018	2018
	(in millions)
Sales:
Electronic Components	$18,060.3	$4,337.5	$4,331.3	$4,680.7	$4,710.8
Farnell	1,458.3	343.4	367.5	368.3	379.1
Avnet sales	$19,518.6	$4,680.9	$4,698.8	$5,049.0	$5,089.9

Operating income:
Electronic Components	$614.9	$141.1	$153.3	$158.6	$161.9
Farnell	159.3	33.2	45.7	39.6	40.8
	774.2	174.3	199.0	198.2	202.7
Corporate expenses	(78.5)	(18.0)	(20.9)	(19.4)	(20.2)
Restructuring, integration and other expenses	(108.1)	(28.2)	(2.9)	(62.3)	(14.8)
Goodwill and intangible asset impairment expense	(137.4)	(137.4)	-	-	-
Amortization of acquired intangible assets and other	(84.3)	(20.7)	(22.1)	(20.5)	(20.9)
Avnet operating income (loss)	$365.9	$(30.0)	$153.1	$96.0	$146.8

Sales by geographic area:
Americas	$5,135.8	$1,266.3	$1,297.2	$1,300.4	$1,271.8
EMEA	6,762.9	1,638.5	1,740.9	1,668.6	1,714.9
Asia	7,619.9	1,776.1	1,660.7	2,080.0	2,103.2
Avnet sales	$19,518.6	$4,680.9	$4,698.8	$5,049.0	$5,089.9

* May not foot/cross foot due to rounding